THE CHASE MANHATTAN BANK, N.A.
1 Chase Plaza
New York, New York 10081

[CHASE MANHATTAN BANK LOGO]

December 30, 1994

Mr. R. Michael Summerford
Chief Financial Officer
First Mississippi Corporation
700 North Street
Jackson, Mississippi 39205

Dear Michael:

In accordance with the provisions of Section 2.04 of the Credit Agreement dated February 9, 1993 between First Mississippi Corp. and the Chase Manhattan Bank, N.A., as Agent, we hereby inform you that as a Bank, Chase has extended its Tranche A Commitment Termination Date by one year to February 9, 1998.

Sincerely,

/s/ DOMINICK PETROSINO
Dominick Petrosino
Associate

                                  Exhibit 4(w)
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DEPOSIT GUARANTY NATIONAL BANK

                                           [DEPOSIT GUARANTY NATIONAL BANK LOGO]

December 30, 1994

Mr. Nicholas J. Chirekos
Vice President                                             VIA FAX AND U.S. MAIL
Chase Manhattan Bank, N.A.
North American Corporate Finance
1 Chase Manhattan Plaza
New York, NY 10081

RE: First Mississippi Corporation Request for Extension.

Dear Nick:

As per Mike Summerford's written request for a one year extension to our portion of Tranche A of the Credit Agreement dated February 9, 1993; Deposit Guaranty National Bank has approved said one year extension of the termination date to February 9, 1998 as provided for in the Loan Agreement Section 2.04.

Sincerely,

/s/ LOUIS B. FOURNET
Louis B. Fournet
Vice President

LBF:pc

cc. Mr. Mike Summerford
    Mr. Glenn Edward
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[BANK OF AMERICA LOGO]

BANK OF AMERICA

January 9, 1995

Mr. Dominick Petrosino
Associate
The Chase Manhattan Bank, N.A.
1 Chase Plaza
New York, New York 10081

Dear Dominick,

We are pleased to inform you that Bank of America is extending the Tranche A Commitment Termination Date for First Mississippi Corporation by one year to February 9, 1998 in accordance with the provisions of Section 2.04 of the Credit Agreement.

Please feel free to call either me or my back-up, Rebecca Flick, with any questions.

With best regards,

/s/ GLENN A. EDWARDS
Glenn A. Edwards
Vice President

cc: Troy Browning, First Mississippi Corp.
    Louis Fournet, Deposit Guaranty Nat'l Bank